EXHIBIT 10.2


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                     (AS AMENDED THROUGH SEPTEMBER 12, 2002)

1. PURPOSE OF PLAN. The purpose of this Plan is to provide incentives and stock-based awards to promote the success of the Company and the interests of its stockholders and to align the interests of the Company's stockholders, officers and employees.

2. SHARE LIMITS. Subject to the provisions of Section 6, the capital stock that may be delivered under this Plan will be Common Shares. Subject to adjustment as provided in or pursuant to this Section 2 or Section 6:

       2.1 AGGREGATE SHARE LIMITS. The maximum number of Common Shares that may be delivered pursuant to all awards granted under this Plan shall equal 17,000,0000 shares. The maximum number of Common Shares that may be delivered pursuant to all awards other than stock options granted under this Plan shall equal 8,500,000 shares. The maximum number of Common Shares that may be delivered pursuant to all awards for which payment or vesting is not based upon the passage of time, stock price appreciation or the satisfaction of Performance Goals shall equal 850,000 shares.

       2.2 INDIVIDUAL LIMITS. The aggregate number of Common Shares subject to all awards granted under this Plan to any one individual during any three consecutive calendar years shall be limited to 4,000,000 shares. Awards payable only in cash and not related to shares made to any one individual during any calendar year shall be limited to $10,000,000. Awards that are cancelled during the fiscal year shall be counted against these limits only to the extent required by Section 162(m).

       2.3 REISSUE OF AWARDS AND SHARES. Awards payable in cash or payable in cash or Common Shares, including restricted shares, that are forfeited, cancelled, or for any reason do not vest or are not paid under this Plan, and Common Shares that are subject to awards that expire or for any reason are terminated, cancelled, fail to vest or are otherwise settled and are not issued, as well as Common Shares reacquired pursuant to the terms of an award, shall be available for subsequent awards under this Plan. If an award under this Plan is or may be settled only in cash, such award need not be counted against any of the share limits under this Section 2, except as may be required by Section 162(m) to the extent required to preserve the status of an award as "performance-based compensation" under Section 162(m).

3.     ADMINISTRATOR OF PLAN. This Plan shall be administered by the
Administrator.

       3.1 POWERS OF THE ADMINISTRATOR. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

              (a) adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms of awards;

              (b) determine who is an Eligible Person and to which Eligible Persons, if any, awards will be granted under this Plan;

              (c) grant awards to Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number and value of Common Shares issuable pursuant thereto, the times (subject to Section 4.6) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

              (d) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action;

              (e) determine whether, and the extent to which, adjustments are required pursuant to Section 6 hereof;

              (f) interpret and construe this Plan and the terms and conditions of any award granted hereunder, whether before or after the date set forth in Section 5;
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              (g)    determine the circumstances under which, consistent with
the provisions of Section 7.2, any outstanding award may be amended and make any amendments thereto that the Administrator determines are necessary or appropriate; and

              (h) acquire or settle rights under options, stock appreciation rights or other awards in cash, stock of equivalent value, or other consideration.

All authority granted herein (except as provided in Section 5) shall remain in effect so long as any award remains outstanding under this Plan.

       3.2 SPECIFIC ADMINISTRATOR RESPONSIBILITY AND DISCRETION REGARDING AWARDS. Subject to the express provisions of this Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Administrator may from time to time impose, among other things, provisions that:

              (a) permit the recipient of such award to pay the purchase price of the Common Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Common Shares, in whole or in part, by any one or more of the following:

                     (i) cash, cash equivalent, or electronic funds transfer,

                     (ii) the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

                     (iii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such award,

                     (iv) a cashless exercise, or

                     (v) any other legal consideration the Administrator deems appropriate.

              (b) accelerate the receipt and/or vesting of benefits pursuant to the award upon or in connection with (whether before, at the time of or after) the occurrence of a specified event or events, including, without limitation, a termination of employment, an event of a personal nature, an event referenced in Section 6 (in which case the Administrator's discretion shall be exercised in a manner consistent with Section 6), or otherwise, in any case as deemed appropriate by the Administrator;

              (c)    qualify such award as an ISO;

              (d) adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in the circumstances referenced in clause (b) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 2 and 7.2; provided, however, that in no case (other than an adjustment contemplated by Section 6.2) shall the exercise price of any option or related stock appreciation right be reduced by an amendment to the award or a cancellation and re-grant of the award to effect a repricing of the award to a price below the Fair Market Value of the underlying Common Shares on the grant date of the original option or stock appreciation right unless specific stockholder consent is obtained;;

              (e) authorize (subject to Sections 6, 7, and 9) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 6 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Administrator; and/or

              (f) determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Administrator (subject to Sections 6, 7 and 9) deems appropriate.


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       3.3    DECISIONS IN GOOD FAITH; RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted under this Plan in good faith. Any action taken by, or inaction of, the Administrator relating to or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.

       3.4 DELEGATION. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting committee shall constitute a quorum. The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the committee shall constitute action by the committee. The Administrator may delegate authority to grant awards under this Plan for new employees to an officer of the Company who is also a director and may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a subsidiary or to third parties.

       3.5 BIFURCATION. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Administrator in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3 or Section 162(m), to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

4.     AWARDS.

       4.1 TYPE AND FORM OF AWARDS. All awards shall be evidenced in writing (including electronic form), substantially in the form approved by the Administrator, and executed on behalf of the Company and, if required by the Administrator, by the recipient of the award. The Administrator may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an award by the Administrator under this Plan. The types of awards that the Administrator may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type: (i) Common Shares, (ii) options, stock appreciation rights (including limited stock appreciation rights), restricted stock (which shall vest over a period of not less than 3 years), stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of Performance Goals or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Common Shares or other securities of the Company and/or returns thereon, or (iv) cash. Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units (or deferred compensation accounts), stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents (independently or in tandem with any form of stock grant), dividend rights (independently or in tandem with any form of stock grant), Common Shares, any of which may be payable in Common Shares or cash, and may consist of one or more of such features in any combination. The stock units and dividend equivalents authorized hereunder include stock units and dividend equivalents with respect to the stock option gains and other awards granted under the Company's 1987 Stock Option Plan, the Company's 1995 Incentive Stock Plan and this Plan and deferred under the Company's Deferred Stock Program.

       4.2    PERFORMANCE-BASED AWARDS. Any of the types of awards listed in
Section 4.1 may be granted as Performance-Based Awards.

              4.2.1 SECTION 162(M) AWARDS. The Administrator has discretion to determine if any Performance-Based Award is intended to be a Section 162(m) Award. Section 162(m) Awards shall be subject to the following rules and restrictions:

                     (a) Performance Goals. The specific Performance Goals in respect of Section 162(m) Awards, other than Qualifying Options, must be approved by the Administrator in advance of any applicable deadlines under
Section 162(m) and while the performance relating to those goals remains substantially uncertain within the meaning thereof;

                     (b) Class. The eligible class of persons for Section 162(m) Awards shall be executive officers of the Company and its subsidiaries and, in the discretion of the Administrator, other employees of the


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Company or its subsidiaries who are designated by the Administrator to receive a
Section 162(m) Award because they may be executive officers of the Company or its subsidiaries by the time their awards are exercised, vested or paid.

                     (c) Certification of Payment. Except as otherwise permitted under Section 162(m), before any Section 162(m) Award is paid, the Administrator must certify that the Performance Goal and any other material terms of the
Section 162(m) Award were in fact satisfied.

              4.2.2 RESERVATION OF DISCRETION. The Administrator shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and, in the case of Section 162(m) Awards, the limitations of Section 162(m), on the payment of individual Performance-Based Awards under this Section 4.2. The Administrator may reserve by express provision in any award agreement the right to reduce the amount payable in accordance with any standards or on any other basis (including the Administrator's discretion), as the Administrator may impose.

              4.2.3 ADJUSTMENTS. Performance Goals or other features of an award under this Section 4.2 may be (i) adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (ii) calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the Performance Objectives or Performance Goals, or (iii) adjusted for any other circumstances or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Section 162(m) Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

       4.3 CONSIDERATION FOR SHARES. Common Shares may be issued pursuant to an award for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration. Awards may be payable in cash, stock or other consideration or any combination thereof, as the Administrator shall designate in or (except as required by Section 4.2) by amendment to the award agreement.

       4.4 LIMITED RIGHTS. Except as otherwise expressly authorized by the Administrator or this Plan or in the applicable award agreement, a participant will not be entitled to any privilege of stock ownership as to any Common Shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

       4.5 OPTION/STOCK APPRECIATION RIGHT PRICING LIMITS. The purchase price per share of the Common Shares covered by any option or the base price of any stock appreciation right shall be determined by the Administrator at the time of the grant, but shall not be less than 100% of the Fair Market Value of the Common Shares on the date of grant.

       4.6 TERM LIMITS. Any option, stock appreciation right, warrant or similar right shall expire and any other award shall vest not more than 10 years after the date of grant. An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, Common Shares or another award that otherwise satisfies the requirements of this Plan.

       4.7 TRANSFER RESTRICTIONS. Unless otherwise expressly provided in or permitted by this Section 4.7, by applicable law or by the award agreement, as the same may be amended, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

              4.7.1 EXCEPTIONS BY ADMINISTRATOR ACTION. The Administrator, in its sole discretion, may permit an award to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant's family, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company's lawful issue of securities and the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards


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intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

              4.7.2  EXCLUSIONS. The exercise and transfer restrictions in this
Section 4.7 shall not apply to:

                     (a) transfers to the Company,

                     (b) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                     (c) transfers pursuant to a domestic relations order (if approved or ratified by the Administrator), if (in the case of ISOs) permitted by the Code,

                     (d) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

                     (e) the authorization by the Administrator of "cashless exercise" procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

       4.8 TAX WITHHOLDING. Upon any exercise, vesting, or payment of any award, the Company shall:

                     (a) require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction; or

                     (b) deduct from any amount payable in cash the amount of any taxes that the Company or any subsidiary may be required to withhold with respect to such cash amount.

              4.8.1 POSSIBLE SHARE OFFSET. In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may require or may permit (either at the time of the award or thereafter) the holder the right to offset, pursuant to such rules and subject to such conditions as the Administrator may establish, the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

       4.9 CASH AWARDS. The Administrator shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

5. TERM OF PLAN. No award shall be granted under this Plan after the tenth anniversary of the Effective Date of this Plan. After that date, this Plan shall continue in effect as to then outstanding awards. Any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment shall increase the number of shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or stock appreciation right or permit cash payments in an amount that exceeds the limits of Section 2 (as adjusted pursuant to Section 6.2

6.     ADJUSTMENTS; CHANGE IN CONTROL.

       6.1 CHANGE IN CONTROL; ACCELERATION AND TERMINATION OF AWARDS. Unless prior to a Change in Control Event, the Administrator determines that, upon its occurrence, benefits under any or all awards will not accelerate or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event:

              (a) each option and stock appreciation right shall become immediately exercisable,

              (b) restricted stock shall immediately vest free of restrictions,

              (c) each award under Section 4.2 shall become payable to the participant,


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              (d)    the number of shares covered by each stock unit account
shall be issued to the participant, and

              (e) any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award.

              In the case of a transaction intended to be accounted for as a pooling of interests transaction, the Administrator will have no discretion with respect to these events if the exercise of such discretion would cause the transaction to no longer be accounted for as a pooling of interests transaction.

              The Administrator may override the limitations on acceleration in this Section 6.1 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. Any acceleration of awards shall comply with applicable legal and regulatory requirements. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to or up to 30 days before the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur.

              If any option or other right to acquire Common Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 6.1 that the Company does not survive, or (iii) the consummation of an event described in Section 6.2 involving a Change in Control Event approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Administrator or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

       6.2 ADJUSTMENTS. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Shares (whether in the form of cash, Common Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Administrator will, in such manner and to such extent (if any) as it deems appropriate and equitable:

              (a) proportionately adjust any or all of (i) the number and type of shares of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the Performance Goals or Performance Objectives appropriate to any outstanding awards, or

              (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Common Shares of the Company upon or in respect of such event.

In each case, with respect to awards of ISOs, no such adjustment will be made that would cause this Plan to violate Section 422 or 424 of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In any of such events, the Administrator may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

7.     PLAN AMENDMENT AND TERMINATION.

       7.1 AUTHORITY OF THE BOARD. Subject to Sections 7.2 and 7.3, the Board may amend or terminate this Plan at any time and in any manner.


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       7.2    RESTRICTIONS. No amendment or termination of this Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Adjustments contemplated by Section 6 shall not be deemed to constitute a change requiring such consent.

       7.3 STOCKHOLDER APPROVAL. Stockholder approval shall be required for any amendment to this Plan that would:

              (a) materially increase the benefits accruing to participants under this Plan,

              (b) materially increase the number of securities which may be issued under this Plan, or

              (c) materially modify the requirements as to eligibility for participation in this Plan.

8. EFFECTIVE DATE. This Plan shall be effective as of the date of the Company's 2001 annual meeting of stockholders, subject to the approval of this Plan by the requisite vote of stockholders at that meeting.

9.     LEGAL MATTERS.

       9.1 COMPLIANCE AND CHOICE OF LAW; SEVERABILITY. This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Common Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

       9.2 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

       9.3 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or any subsidiary or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company or any subsidiary to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause.

10.    MISCELLANEOUS.

       10.1 UNFUNDED PLAN. Unless otherwise determined by the Administrator, this Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any subsidiary and any participant or other person. To the extent any person holds any rights by virtue of awards granted under this Plan, such rights (unless otherwise determined by the Administrator) shall be no greater than the rights of an unsecured general creditor of the Company.

       10.2 AWARDS NOT COMPENSATION. Unless otherwise determined by the Administrator, settlements of awards received by participants under this Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

       10.3 FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

       10.4 FOREIGN PARTICIPANTS. No award shall be made to a participant who is a foreign national or who is employed by the Company or any subsidiary outside the United States of America if such award would violate applicable local law. In order to facilitate the making of an award, the Administrator may provide for such special


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terms for awards to participants who are foreign nationals, or who are employed by the Company or any subsidiary outside of the United States of America, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments to this Plan as it may consider necessary or appropriate for such purposes unless stockholder approval for any such change would be required in accordance with the provisions of Section 7.

       10.5 DEFERRAL. The Administrator may authorize, subject to such requirements or restrictions as it may impose, the deferral of any payment of cash or delivery of Common Shares or other property that may become due or payable under this Plan.

11.    DEFINITIONS.

       "ADMINISTRATOR" means the Compensation Committee of the Board or its successor, which shall be composed of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m).

       "BOARD" means the Board of Directors of the Company.

       "BUSINESS COMBINATION" means a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of the Company.

       "CHANGE IN CONTROL EVENT" means any of the following:

              (a) Approval by the stockholders of the Company (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (b) below;

              (b) Consummation of a Business Combination, unless (1) as a result of the Business Combination, more than 50% of the outstanding voting power of the Successor Entity immediately after the reorganization is, or will be, owned, directly or indirectly, by holders of the Company's voting securities immediately before the Business Combination; (2) no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 20% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

              (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities, other than as a result of (1) an acquisition directly from the Company; (2) an acquisition by the Company; or (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

              (d) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

       "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

       "COMMON SHARES" mean the Company's Common Stock, par value $0.20 per share.

       "COMPANY" means Occidental Petroleum Corporation, a Delaware corporation.

       "EFFECTIVE DATE" means the date this Plan shall become effective, as set forth in Section 9 herein.

       "ELIGIBLE PERSON" means any person who is an officer or employee of the Company or any of its subsidiaries.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

       "EXCLUDED PERSON" means any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act.

       "FAIR MARKET VALUE" means the last reported sales price of a share of Common Share on the New York Stock Exchange - Composite Transactions on the relevant date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale is transacted.

       "ISO" means an incentive stock option qualified under Section 422 of the Code.

       "PERFORMANCE-BASED AWARD" means an award whose grant, vesting, exercisability or payment depends upon on any one or more of the Performance Objectives, in each case relative to Performance Goals, on an absolute or relative basis (including comparisons to peer companies) or ratio with other Performance Objectives, either as reported currency or constant currency, pre-tax or after-tax, before or after special charges, for the Company on a consolidated basis or for one or more subsidiaries, segments, divisions or business units, or any combination of the foregoing. The applicable performance period may range from one to five years.

       "PERFORMANCE GOAL" means a preestablished targeted level or levels of any one or more Performance Objectives.

       "PERFORMANCE OBJECTIVES" mean any one or more of the following business criteria: A/R day sales outstanding, A/R to sales, debt, debt to debt plus stockholder equity, debt to EBIT or EBITDA, EBIT, EBITDA, EPS, EVA, expense reduction, interest coverage, inventory to sales, inventory turns, net income, operating cash flow, pre-tax margin, return on assets, return on capital employed, return on equity, sales, stock price appreciation, and total stockholder return (TSR), as defined further in Appendix A. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company's financial reporting.

       "PLAN" means this Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as it may hereafter be amended from time to time.

       "QUALIFYING OPTIONS" mean options and stock appreciation rights granted with an exercise price not less than Fair Market Value on the date of grant. Qualifying Options are Performance Based-Awards.

       "RULE 16B-3" means Rule 16b-3 under Section 16 of the Exchange Act.

       "SECTION 162(M)" means Section 162(m) of the Code and the applicable regulations and interpretations thereunder.

       "SECTION 162(M) AWARD" means a Performance-Based Award intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m).

       "SHARE LIMIT" means the maximum number of Common Shares, as adjusted, that may be delivered pursuant to all awards granted under this Plan.

       "SUCCESSOR ENTITY" means the surviving or resulting entity or a parent thereof of a Business Combination.

                 APPENDIX A TO 2001 INCENTIVE COMPENSATION PLAN
                             PERFORMANCE OBJECTIVES

       The Performance Objectives shall have the meanings set forth below, in each case as reported in the financial statements of the Company or applicable subsidiary, division, segment, or unit ("financial statements").

       A/R DAY SALES OUTSTANDING means trade accounts receivable (A/R)(net of reserves) divided by latest historical day Sales.

       A/R TO SALES means the ratio of accounts receivable to Sales.

       DEBT means all accounts classified as such in the financial statements.

       DEBT TO DEBT PLUS STOCKHOLDER EQUITY means the ratio of Debt to Debt plus stockholder equity.

       DEBT TO EBIT OR EBITDA means the ratio of Debt to EBIT or EBITDA.

       EBIT means Net Income before interest expense and taxes, which may be adjusted for special charges, if any.

       EBITDA means Net Income before interest expense, taxes, depreciation and amortization, which may be adjusted for special charges, if any.

       EPS means Net Income divided by the weighted average number of Common Shares outstanding. The shares outstanding may be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments as required by generally accepted accounting principles.

       EVA means operating profit after tax (OPAT) (which is defined as Net Income after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (average total capital as such term is used below under "Return on Capital Employed"). Net Income may be adjusted for special charges and acquisition activity costs, if any. The charge for capital is the percentage cost of capital times the average total capital. The cost of capital is the weighted average cost of capital as calculated for the Company.

       EXPENSE REDUCTION means reduction in actual expense or an improvement in the expense to Sales ratio compared to a target or prior year actual expense to Sales ratio, which may be adjusted for special charges, if any.

       INTEREST COVERAGE means the ratio of EBIT or EBITDA to interest expense. Net Income may be adjusted for special charges.

       INVENTORY TO SALES means the ratio of total inventory to Sales.

       INVENTORY TURNS means the ratio of total cost of goods sold on a historical basis to average net inventory. This ratio may be adjusted for special charges, if any.

       NET INCOME means the difference between total Sales plus other revenues and net total costs and expenses, including income taxes.

       OPERATING CASH FLOW means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows. The numbers relating to the foregoing may be adjusted for special charges, if any.

       PRE-TAX MARGIN means the ratio of earnings before income taxes to Sales. Earnings may be adjusted for special charges, if any.

       RETURN ON ASSETS means the ratio of Net Income to total average assets including goodwill. Earnings may be adjusted for special charges and goodwill amortization for comparative purposes.

       RETURN ON CAPITAL EMPLOYED means the ratio of Net Income plus tax-effected interest expense to long-term Debt plus stockholder equity.

       RETURN ON EQUITY means the ratio of Net Income to stockholder equity.

       SALES means sales, service and rental income from third parties net of discounts, returns and allowances.

       STOCK PRICE APPRECIATION means an increase, or an average annualized increase, in the stock price or market value of the Common Shares of the Company after purchase of, or the date of grant of, an award or above a specified stock price.

       TOTAL STOCKHOLDER RETURN OR TSR means the appreciation in the price of a Common Share plus reinvested dividends over a specified period of time.